EXHIBIT 23





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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of CEL-SCI CORPORATION on Form S-8 of our report dated November 17, 2000, appearing in the Annual Report on Form 10-K of CEL-SCI CORPORATION for the year ended September 30, 2000.




DELOITTE & TOUCHE LLP
Mclean, Virginia

September 17, 2001






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                              CONSENT OF ATTORNEYS


    Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell 3,200,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                    Very Truly Yours,

                                    HART & TRINEN, L.L.P.




                                    By /s/ William T. Hart
                                          William T. Hart


Denver, Colorado
September 18, 2001